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                                                                    EXHIBIT 10.1

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

          THIS EMPLOYMENT AGREEMENT is entered into as of the dates set forth below, between CITADEL HOLDING CORPORATION, a Delaware corporation ("Citadel") and STEVE WESSON ("Executive").

          In consideration of the mutual promises contained herein, Citadel and Executive agree as follows:
          1.   EFFECTIVE DATE.  The effective date (the "Effective Date") of
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this Agreement is August 4, 1994.

          2.   EMPLOYMENT.  As of the Effective Date, Citadel hereby employs
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Executive to render the services specified herein upon the terms and conditions and for the compensation herein provided, and Executive hereby agrees to render the services as specified.

          3.   TERM OF EMPLOYMENT.  Unless otherwise extended by agreement of
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the parties, Executive's employment hereunder will commence as of the Effective
Date set forth above and will end on the earliest of:

               (a) a date two years from the Effective Date (this Agreement shall be automatically renewed for consecutive one-year periods unless either party gives notice of non-renewal at least 30 days prior to the end of the initial two-year term hereof or prior to the end of any annual renewal hereof);

               (b) the date of termination of Executive's employment as defined herein (paragraphs 6 or 7); or

               (c)   the date of Executive's death.
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          4.  SERVICES TO BE RENDERED.  Subject to the terms and conditions of
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this Agreement, Executive will be employed as Chief Executive Officer of Citadel at its principal office, and he will promote the business affairs and business interests of Citadel faithfully and diligently. Executive further agrees to serve in such other executive positions with Citadel, or with the affiliates or subsidiaries thereof, as Citadel may direct or to which he may be elected from time to time, provided that such positions are consistent, and not in conflict, with his position and executive duties on behalf of Citadel. Executive, in the ordinary course of his duties, shall report to the Chairman of the Board of Citadel. It is further agreed that the titles, reporting responsibilities and duties of such other executive positions may be changed or eliminated at any time. Executive will perform the usual and customary duties of Chief Executive Officer and of any additional positions he may hold, and he is granted the usual and customary power and authority associated with each such office, subject to the respective provisions of the Certificate of Incorporation and By-laws of Citadel. Citadel will not assign to Executive any duties or responsibilities that are inconsistent with the position, duties, responsibilities or status of Chief Executive Officer, change his title as Chief Executive Officer, require him to relocate his principal office to a location outside Los Angeles County or materially change his reporting responsibilities or materially diminish his authority or status.

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          5.   SALARY; REIMBURSEMENT OF EXPENSES; PERQUISITES; BENEFITS;
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BONUSES; DEFERRED COMPENSATION.
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               (A)  SALARY.  For services rendered hereunder Executive will be
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paid an annual base salary of $175,000, payable semi-monthly, or in such other regular reasonable periodic installments as may be established by Citadel.

               (B)  EXPENSE REIMBURSEMENT AND PERQUISITES.  Citadel will pay or
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reimburse Executive for all reasonable travel, business entertainment and other expenses reasonably and necessarily incurred by Executive in the performance of his obligations under this Agreement. During the term of this Agreement Citadel will provide Executive with an expense allowance of $1,150 a month for the use of an automobile. Citadel will reimburse Executive for all initiation fees and dues associated with membership in those professional and social clubs which are approved either by the Chairman of the Board of Directors, or by the Board of Directors, of Citadel. It is agreed that all equity memberships will be the property of and will be in the name of Citadel if permitted by the club. If not so permitted, Executive agrees that upon the termination of his employment he will pay to Citadel the then fair market value of such equity membership should he decide to retain such membership, or alternatively, he immediately will at the option of Citadel either (a) seek to sell such membership at fair market value and pay the proceeds of such sale, if any, to Citadel, or (b) transfer the membership without charge to Citadel's nominee.

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               (C)  HEALTH AND MEDICAL INSURANCE. Executive shall be entitled to
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participate in all medical, dental, life insurance, and disability plans, if any, which may be established by Citadel. The intention is to establish at least minimum reasonable employee benefits, including medical insurance, and vacation accrual, as well as the benefits described in subparagraph (b) above. Executive acknowledges that, at the current time, Citadel has no such plans. It is contemplated that, until such time as it has a health and medical plan, Citadel will provide health and medical insurance benefits covering Executive, his spouse and children, through the purchase of an individual policy of health/medical insurance. Such insurance will be subject to reasonable terms and conditions pertaining to coverage, and will not be required to cover pre-existing conditions. Until such time as such insurance policy has been obtained, Citadel will reimburse Executive for payments made by Executive under any COBRA coverage available to him.

               (D)  OTHER FRINGE BENEFITS.  Executive shall be entitled to
                    ---------------------
participate in all retirement, profit sharing, savings, and stock options plans, if any, which may be established by Citadel. Executive acknowledges that, at the current time, Citadel has no such plans. It is contemplated, however, that Citadel will adopt a stock option plan and that Executive will be granted under that plan a ten year option to acquire 33,000 shares of Citadel Common Stock, which options will vest 11,000 immediately upon date of grant, 11,000 on August 4, 1995, and the remaining 11,000 on

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August 4, 1996.  The exercise price will be fixed at the average closing price for Citadel common stock during the thirty day period following the date of the public release of Citadel's results for the quarter ended September 30, 1994.

               (E)  ANNUAL BONUS.  Citadel shall pay Executive a minimum annual
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bonus of $50,000, paid in two equal installments on the 31st day of December and
July, the first payment due on December 31, 1994. In addition to the minimum annual bonus, Executive will be eligible each year for a discretionary bonus, the amount of which will be determined each year by the Board of Directors in the exercise of its sole and absolute discretion.

          6.   TERMINATION OF EMPLOYMENT BY CITADEL.  Citadel may terminate
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Executive's employment under this Agreement for any reason, with or without cause, as defined below. Upon termination of Executive's employment by Citadel without cause he shall receive those benefits to which he is entitled under then existing plan provisions and applicable law; he shall receive, without limitation, all salary, expense, bonus, and other payments and property, if any, owed to him by Citadel as of the date of termination; finally, Executive shall be entitled to severance as set forth in paragraph 8 below. Upon termination of Executive's employment by Citadel for cause, all of Executive's rights to salary, fringe benefits and all other payments and perquisites from Citadel will terminate prospectively to the maximum extent permitted by applicable law and plan provisions. Any such termination by Citadel will be effective upon 15 days' written notice, which

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notice will state that the termination is for cause and briefly will describe the factual basis for such cause. Citadel may suspend Executive from all duties during this 15-day period. If such ground for cause can be cured, and Executive is able to cure within the 15-day notice period, then such termination shall not become effective. In the event of termination for cause, Executive shall be entitled to accrued salary, and expenses to the date of such written notice but Executive shall not be entitled to any severance or other payments pursuant to
paragraphs 6, 7 or 8.   As used herein, "cause" means dishonesty, misconduct,
incompetence, fraud, breach of fiduciary duty, a material failure or refusal to perform stated or assigned duties, a knowing violation of any material law, rule or regulation (other than traffic violations or similar offenses) or of any cease-and-desist order, or material breach of any provision of this Agreement.

          7.   TERMINATION OF EMPLOYMENT BY EXECUTIVE.  Executive may terminate
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his employment under this Agreement, with or without cause as defined below, at any time upon 90 days' prior written notice to Citadel. Citadel may suspend Executive from all duties during such 90-day period. Upon any such termination by Executive of this Agreement without cause, all of Executive's rights to salary, fringe benefits, and all other payments and perquisites will terminate prospectively to the maximum extent permitted by applicable law and plan provisions. Upon any such termination by Executive with cause, Executive will receive payments and benefits as if his employment had been terminated by Citadel without cause

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as defined in paragraph 6.  As used in this paragraph only, "cause" means only a material breach by Citadel of any provision of this Agreement. Nothing in this Section will vitiate any of Citadel's obligations or Executive's rights with respect to any termination by Citadel of Executive's employment.

          8.   SEVERANCE PAYMENTS DUE UPON CERTAIN TERMINATIONS.  In the event
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of termination of Executive's employment prior to the end of the employment term defined in paragraph 3(a) above and other than a termination for "cause" pursuant to paragraph 6, or a termination by Executive without "cause" pursuant to paragraph 7, or upon Executive's death, Executive will receive those benefits to which he is entitled under plan provisions and applicable law. He will also receive all salary, expense and other payments and property, if any, owed to him by Citadel as of the date of termination. If any such event of termination occurs during the initial two-year term of this Agreement, Citadel agrees to pay Executive severance compensation in the amount of $18,750 (one-twelfth of $225,000) for each month (or portion thereof for each partial month) then remaining of the term of this Agreement but with a minimum severance of $225,000. If any such event of termination occurs during any annual renewal of this Agreement, Citadel agrees to pay Executive severance of $225,000. Any such amounts are payable in a lump sum within 30 days or in 12 equal monthly installments, at the sole discretion of Citadel. Citadel acknowledges and agrees that Executive will be entitled to receive all payments provided for herein regardless of any income which

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Executive may receive from other sources after any such termination.  Any severance payments due to Executive, in the event of his death, may be payable to Executive's estate or such beneficiaries as he may have designated in writing.

          9.   FULL-TIME EMPLOYMENT; CONFIDENTIALITY.
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               (A)  FULL-TIME EMPLOYMENT.  Executive will devote his full time,
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energies and attention to perform all of his duties to Citadel under this
Agreement. In addition, Executive will not engage in any business, civic or other activities that would interfere with the performance of his duties hereunder. Executive further agrees that he will not perform services, whether or not for compensation, for any person or entity which competes directly or indirectly with Citadel without the prior consent of the Board of Directors of Citadel.

               (B)  CONFIDENTIALITY.  Except as may be required in the ordinary
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course of performing his duties hereunder, Executive shall not at any time, whether during or after the termination of his employment (other than to promote and advance the business of Citadel (for purposes of subparagraphs 9(b) (c) and (d) "Citadel" shall also include Fidelity Federal Bank, FSB, and any related entities and any subsidiaries or portfolio companies of Citadel), knowingly reveal to any person or entity any trade secrets or confidential business information concerning Citadel, including but not limited to its research results and activities, marketing plans and strategies, pricing and costing policies, customer lists and accounts, business or financial information of Citadel which have

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come to Executive's knowledge as a result of his employment with Citadel.

               (C)  RETURN OF ALL CORPORATE PROPERTY AND DOCUMENTS.  Upon the
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termination of his employment, Executive immediately will return to Citadel all property of Citadel, including without limitation, all documents and information, however maintained (including computer files, tapes and recordings), concerning Citadel or acquired by Executive in the course and scope of his employment, company-owned automobile(s), keys, credit cards and the like.

               (D)  RIGHT TO EQUITABLE RELIEF.  If Executive commits a breach,
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or threatens to commit a breach, of any of the provisions of this paragraph,
Citadel shall have the right to have such provisions specifically enforced by any court having competent equity jurisdiction, and nothing in Section 11 shall be interpreted to the contrary.

          10.  REGULATORY JURISDICTION.   It is presently contemplated that this
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Agreement and Citadel's obligations hereunder will not be subject to the regulatory jurisdiction of the Office of Thrift Supervision ("OTS"), Federal Deposit Insurance Corporation ("FDIC"), Office of the Controller of the Currency ("OCC"), or any other similar regulatory agency with jurisdiction over banks or thrift institutions (the OTS, FDIC, OCC, and other regulatory agencies are hereafter referred to collectively as "Regulatory Agencies"). However, should any of the Regulatory Agencies assert jurisdiction over Citadel, then unless, and until, Citadel is

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successful in establishing that no such jurisdiction is lawful, Citadel shall have no obligation under this Agreement (and thus shall have no liability under this Agreement for any failure) to make all or any part of any payment required by any provision of this Agreement or to satisfy any obligation under any provision of this Agreement provided Citadel is prohibited from making such payment or satisfying such obligation in whole or in part by: (a) any applicable law, statute, rule or regulation administered by such Regulatory Agencies; or (b) any order (whether temporary or final), directive or instruction issued by, or any agreement or commitment imposed upon Citadel (and related entities) by such Regulatory Agencies, or any of them. Citadel agrees to use its best efforts to establish that no such jurisdiction is lawful or to remove, clarify or amend any such order so that Citadel can perform all of its payment or other obligations set forth in this Agreement.

          11.  ARBITRATION.  Any controversy, dispute or claim arising out of,
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relating to or concerning this Agreement, the breach of this Agreement, the employment of Executive, or the termination of Executive's employment will be resolved pursuant to this paragraph.

               (a) Any controversy, dispute or claim arising out of, relating to or concerning this Agreement, the breach of this Agreement, the employment of Executive, or the termination of Executive's employment shall be settled by arbitration in Los Angeles, California in accordance with the Labor Arbitration

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Rules of the American Arbitration Association (the "AAA") then existing.
(Should the AAA publish rules designed to accomplish the arbitration of employment disputes between employees not represented by a union and their employers or recommend the use of other rules, then those rules will be utilized in lieu of the Labor Arbitration Rules.) This agreement to arbitrate will be specifically enforceable. Judgment upon any award rendered by an arbitrator may be entered in any court having jurisdiction.

               (b) Subject to subparagraph (a) above, any demand for arbitration shall be filed with the AAA and served on the other party at any time within the period covered by the applicable statute of limitations.

               (c) One arbitrator will be appointed by both parties in the following manner: the AAA will furnish the parties with a list of potential arbitrators. All such arbitrators must be attorneys. If either party objects to all of the names on the list, the AAA will provide the parties with an alternative list of potential arbitrators. In no event may a party reject more than one list. Notice of rejection must be given to the AAA within seven (7) business days of receipt of the list. Once a particular list has been accepted by both parties, the parties alternatively will eliminate the names of the arbitrators until only one name remains. That remaining person will be appointed the arbitrator. The parties will draw lots to decide which party will eliminate the first name from the list. Either party may have the proceedings recorded by a reporter at that party's expense. If both parties

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request a transcript, the cost of the reporter will be shared equally by the parties.  The cost of the arbitrator will be shared equally by the parties.

               (d) The arbitrator will have no authority to extend, modify or suspend any of the terms of this Agreement. The arbitrator will make his award in writing and shall accompany it with an opinion discussing the evidence and setting forth the reasons for his award.

               (e) The arbitrator shall have the power to make all factual determinations and rule on all issues of law. The arbitrator shall have the power to award all reasonable compensatory damages, but not exemplary damages. Any award rendered by the arbitrator shall be final and binding upon each party to the arbitration and unreviewable for error of law or legal reasoning of any kind and any such award may be confirmed, and judgment on such award may be entered, in any court of competent jurisdiction.

               (f) If the rules of the AAA differ from those of this paragraph, the provisions of this Agreement will control.

          12.  GENERAL PROVISIONS.
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               (A)  NOTICES.  Any notice required or permitted to be given
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under this Agreement will be deemed given only when it is in fact received by the addressee. The addressee shall advise the party sending notice of the date of receipt if so requested.

               (B)  ENTIRE AGREEMENT.  Any previous written or oral employment
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agreement(s) between Executive and Citadel or any affiliate or subsidiary thereof, is hereby cancelled. This

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Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all prior or contemporaneous negotiations, discussions, or preliminary or final agreements, written or oral.

               (C)  GOVERNING LAW.  This Agreement will be governed by and
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construed in accordance with the laws of the State of California.

               (D)  NO ASSIGNMENT.  This Agreement is personal to Citadel and to
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Executive and may not be assigned or delegated by any party without the written consent of the other party.

               (E)  NO WAIVER.  No party's failure to enforce any provision or
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provisions of this Agreement will be construed in any way as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

               (F)  WITHHOLDING TAXES.  Executive agrees and understands that
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payroll taxes will be withheld from the amounts payable hereunder in accordance with applicable law as determined by Citadel.

               (G)  PARTIAL INVALIDITY.  The invalidity or unenforceability of
                    ------------------
any provision or portion of this Agreement will not affect the validity or enforceability of the other provisions or portions of this Agreement.

               (H)  AMENDMENTS.  No modification, amendment or waiver of any
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provision hereof will be binding or valid unless in writing and executed by both parties.

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               (I)  INTERPRETATION.  Both parties have been represented by
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counsel who have participated in the preparation of this Agreement. Accordingly, no interpretation or construction of any provision will be influenced by the identity of the draftsperson thereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year set forth below.

                                                  CITADEL HOLDING CORPORATION
                                                    A DELAWARE CORPORATION




Date: October __,   1994                          By /S. Craig Tompkins/
                                                    ____________________________
                                                    S. Craig Tompkins
                                                    Vice Chairman of the Board


                                                  EXECUTIVE



Date: October __, 1994                            /Steve Wesson/
                                                  ______________________________
                                                  Steve Wesson



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                               CONSENT OF SPOUSE
                               -----------------


         Steve Wesson and I have been married for over 4 years. I have read the foregoing Executive Employment Agreement (the "Agreement"). I understand that the Agreement can be read or interpreted as directly or indirectly affecting my community property rights or entitlements or my power to dispose of such rights to which I might have some interest by virtue of laws governing community property or otherwise. I approve and consent to the foregoing Agreement and any affect on my rights or entitlements set forth therein; I acknowledge the receipt of valuable consideration by Steve Wesson pursuant to the Agreement.

         DATED:  October ___, 1994.



                                              / Caroline Wesson /
                                              __________________________________
                                              Caroline Wesson

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